Exhibit 4.1

SECOND Supplemental Indenture

This Second Supplemental Indenture, dated as of January 13, 2021 (this “Supplemental Indenture”), among MDC Partners Inc., a corporation continued under the laws of Canada (the “Company”), the Note Guarantors party hereto and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, each of the Company, the Note Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 23, 2016 (the “Original Indenture” as supplemented by that certain first supplemental indenture, dated as of September 16, 2020 (the “First Supplemental Indenture”; and together with the Original Indenture, the “Indenture”), providing for the issuance of 6.500% Senior Notes due 2024 of the Company (the “Notes”);

WHEREAS, Section 9.1 (Without Consent of Holders) of the Indenture permits the Company, the Note Guarantors and the Trustee to amend or supplement the Indenture or the Notes without notice to or consent of any Holder to, among other matters, add to the covenants of the Company or the Note Guarantors for the benefit of the Holders, and make any change that does not adversely affect the rights of any Holder in any material respect;

WHEREAS, the Company now wishes to amend the terms of the Indenture and the Notes in order to increase, with effect from December 21, 2020, the rate of interest payable in respect of the Notes from 6.500% to 7.500%, on the terms described in this Supplemental Indenture;

WHEREAS, pursuant to Section 9.6 (Trustee to Sign Amendments and Supplements) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holder; and

WHEREAS, the Company has requested and hereby requests that the Trustee join with it in the execution of this Supplemental Indenture and all acts and things necessary to make this Supplemental Indenture a legal, valid and binding obligation of the Company and the Note Guarantors have been done and performed;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors and the Trustee hereby agree as follows:

ARTICLE I

Section 1.1. Defined terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

Article II

Section 2.1. Increase in rate. With effect as of and from and including December 21, 2020, the interest rate on the Notes under the Indenture is hereby increased from 6.500% to 7.500% (the “Rate Increase”).

Section 2.2 Amendments to the Indenture. In connection with the Rate Increase, and with effect as of and from and including December 21, 2020, and without any further action by any party hereto, the Indenture is hereby amended as follows:

(a)            The cover page of the Original Indenture is amended by deleting the number “6.500%” and replacing it with “7.500%”.

(b)            The text in the second paragraph of the Original Indenture is amended by deleting the number “6.500%” and replacing it with “7.500%”.

(c)            The definition of “Notes” set out in Section 1.1 (Definitions) is deleted and replaced in full with the following definition

“Notes” means the Company’s 7.500% Senior Notes due 2024 issued and authenticated pursuant to this Indenture (including, without limitation, Additional Notes).

(d)            The FORM OF FACE OF NOTE set out on page A-3 of Exhibit A to the Indenture is amended by deleting the words “6.500% Senior Notes due 2024” and replacing them with “7.500% Senior Notes due 2024”.

(e)            The FORM OF REVERSE SIDE OF NOTE set out on page A-5 of Exhibit A to the Indenture is amended by deleting the words “6.500% Senior Notes due 2024” and replacing them with “7.500% Senior Notes due 2024”.

(f)            The first recital to the FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL NOTE GUARANTEE set out on page D-1 of Exhibit D to the Indenture is amended by deleting the words “6.500% Senior Notes due 2024” and replacing them with “7.500% Senior Notes due 2024”.

(g)            The first recital to First Supplemental Indenture is amended by deleting the words “6.500% Senior Notes due 2024” and replacing them with “7.500% Senior Notes due 2024”.

ARTICLE III

Section 3.1 References to Indenture. All references to the “Indenture” in the Indenture or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Supplemental Indenture, be deemed a reference to the Indenture as amended hereby, unless the context expressly requires otherwise.

Section 3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 3.3 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.5 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture or the Notes (including the Notes and amendments, supplements, waivers, consents and other modifications, Officers’ Certificates, Company Orders and Opinions of Counsel and other documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 3.6 Headings. The headings of the Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.7 The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Note Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

MDC PARTNERS INC.,
as Company

By:	/s/ David Ross
Name:	David Ross
Title:	Executive Vice President,
General Counsel and Secretary

[Signature Page to Second Supplemental Indenture]

6 DEGREES INTEGRATED COMMUNICATIONS CORP.

72ANDSUNNY PARTNERS LLC

72ANDSUNNY NL B.V.

7THFL LLC

ACCUMARK PARTNERS INC.

ACE CONTENT LLC

ALLISON & PARTNERS LLC

ALLISON + PARTNERS UK LIMITED

ANOMALY B.V.

ANOMALY INC.

ANOMALY UK LIMITED as member for and on behalf of ANOMALY LONDON LLP

ANOMALY PARTNERS LLC

ANOMALY PARTNERS LA LLC

ANOMALY UK LIMITED

ATTENTION PARTNERS LLC

BOOM MARKETING INC.

BRUCE MAU DESIGN INC.

BRUCE MAU DESIGN (USA) LLC

BRUCE MAU HOLDINGS LTD.

COLLE & MCVOY LLC

CONCENTRIC PARTNERS LLC

CRISPIN PORTER & BOGUSKY LTD.

CRISPIN PORTER & BOGUSKY LLC

DONER PARTNERS LLC

DOTGLU LLC

FORSMAN & BODENFORS AKTIEBLOAG

FORSMAN & BODENFORS FACTORY AB

FORSMAN & BODENFORS STUDIOS AB

GALE PARTNERS INC.

GALE PARTNERS LLC

GALE PARTNERS LP (f/k/a GALE 43 PARTNERS LP)

HECHO STUDIOS LLC

HELLO DESIGN, LLC

HPR PARTNERS, LLC

INSTRUMENT LLC

IR OLDCO LLC (f/k/a SLOANE & COMPANY LLC)

KBP HOLDINGS LLC

KBS+P CANADA LP

KBS+P CANADA SEC

By: MDC Canada GP Inc.

Its general partner

KENNA COMMUNICATIONS GP INC.

KENNA COMMUNICATIONS LP

By: Kenna Communications GP Inc.

Its general partner

KIRSHENBAUM BOND SENECAL & PARTNERS LLC

KWT GLOBAL LLC (f/k/a KWITTKEN LLC)

LAIRD + PARTNERS NEW YORK LLC

LAURIE, FOARD + WHEELER LLC

LEGEND PR PARTNERS, LLC

MAXXCOM GLOBAL MEDIA LLC

MAXXCOM (USA) FINANCE COMPANY

MAXXCOM (USA) HOLDINGS INC.

MAXXCOM INC.

MDC ACQUISITION INC.

MDC CANADA GP INC.

MDC CORPORATE (US) INC.

MDC EUROPE LTD.

MDC GALE43 GP INC.

MDC INNOVATION PARTNERS LLC

MDC PARTNERS UK HOLDINGS LTD.

MONO ADVERTISING, LLC

NEW TEAM LLC

NORTHSTAR MANAGEMENT HOLDCO INC.

NORTHSTAR RESEARCH GP LLC

NORTHSTAR RESEARCH HOLDINGS CANADA INC.

NORTHSTAR RESEARCH HOLDINGS USA LP

By: Northstar Research GP LLC

Its general partner

NORTHSTAR RESEARCH PARTNERS INC.

NORTHSTAR RESEARCH PARTNERS (UK) LIMITED

NORTHSTAR RESEARCH PARTNERS (USA) LLC

PLUS PRODUCTIONS, LLC

REDSCOUT LLC

RELEVENT PARTNERS LLC

SOURCE MARKETING LLC

STORYLINE STRATEGIES LLC (f/k/a LUNTZ GLOBAL PARTNERS LLC)

STUDIO PICA INC.

TARGETCAST LLC

TC ACQUISITION INC.

THE ARSENAL LLC

TRADE X PARTNERS LLC

UNION ADVERTISING CANADA LP

By: MDC Canada GP Inc.

Its general partner

UNIQUE INFLUENCE PARTNERS LLC

VARICK MEDIA MANAGEMENT LLC

VERITAS COMMUNICATIONS INC.

VITRO PARTNERS LLC

VITROROBERTSON LLC

YAMAMOTO, INC. (f/k/a YAMAMOTO MOSS MACKENZIE, INC.)

Y MEDIA LABS LLC

ZYMAN GROUP, LLC

On behalf of each of the above Note Guarantors

By:	/s/ David Ross
Name:	David Ross
Title:	Authorized Signatory

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Second Supplemental Indenture]